ALC COMMUNICATIONS CORPORATION AND SUBSIDIARY                      EXHIBIT 11.1
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

                                                                         Three Months Ended             Six Months Ended
                                                                        -----------------------    --------------------------
                                                                        June 30,      June 30,      June 30,        June 30,
                                                                          1994          1993          1994            1993
                                                                        --------      ---------    ----------       ---------
                                                                                  (in thousands except per share amounts)
Earnings Per Share
Income before extraordinary item and cumulative
  effect of accounting change                                              $14,841       $8,392        $29,486       $16,396
Accretion of discount on Class A Preferred Stock                                            (22)                         (44)
Accrued dividends on Class A Preferred Stock                                               (123)                        (246)
                                                                           -------       ------        -------       -------
Income before extraordinary item and cumulative
  effect of accounting change available for
  Common Stockholders                                                      $14,841       $8,247        $29,486       $16,106
Extraordinary item -- Loss on early retirement of debt                                   (7,490)                      (7,490)
Cumulative effect of change in method of accounting for
  income taxes                                                                                                        13,500
                                                                           -------       ------        -------       -------
Net Income Available for Common Stockholders                               $14,841         $757        $29,486       $22,116
                                                                           =======       ======        =======       =======
Weighted average Common shares outstanding during
  the period                                                                33,511       28,931         33,285        26,615
                                                                           =======       ======        =======       =======
Earnings per common share:
  Income before extraordinary item and cumulative
    effect of accounting change                                              $0.44        $0.29          $0.89         $0.60
  Extraordinary item -- Loss on early retirement of debt                                  (0.26)                       (0.28)
  Cumulative effect of change in method of accounting
    for income taxes                                                                                                    0.51
                                                                           -------       ------        -------       -------
      Net Income                                                             $0.44        $0.03          $0.89         $0.83
                                                                           =======       ======        =======       =======

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
                                                                             Three Months Ended           Six Months Ended
                                                                           ----------------------     ------------------------
                                                                           June 30,      June 30,      June 30,       June 30,
                                                                            1994          1993          1994           1993
                                                                           ---------   ----------      --------      ---------
                                                                              (in thousands except per share amounts)
Primary Earnings Per Share
Income before extraordinary item and cumulative
  effect of accounting change                                              $14,841       $8,392        $29,486        $16,396
Accretion of discount on Class A Preferred Stock                                            (22)                          (44)
Accrued dividends on Class A Preferred Stock                                               (123)                         (246)
                                                                           -------       ------        -------        -------
Income before extraordinary item and cumulative
  effect of accounting change available for
  Common Stockholders                                                      $14,841       $8,247        $29,486        $16,106
Extraordinary item -- Loss on early retirement of debt                                   (7,490)                       (7,490)
Cumulative effect of change in method of accounting
  for income taxes                                                                                                     13,500
                                                                           -------       ------        -------        -------
Net Income Available for Common Stockholders                               $14,841         $757        $29,486        $22,116
                                                                           =======       ======        =======        =======
Weighted average Common shares outstanding during
  the period                                                                33,511       28,931         33,285         26,615
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred
    (Common Stock Equivalent)                                                                                           1,750
                                                                           -------       ------        -------        -------
Weighted Average Common and Common Equivalent Shares                        33,511       28,931         33,285         28,365
                                                                           =======       ======        =======        =======
Earnings per common and common equivalent share:
  Income before extraordinary item and cumulative
    effect of accounting change                                              $0.44        $0.29          $0.89          $0.57
  Extraordinary item -- Loss on early retirement of debt                                  (0.26)                        (0.26)
  Cumulative effect of change in method of accounting
    for income taxes                                                                                                     0.47
                                                                           -------       ------        -------        -------
    Net Income                                                               $0.44        $0.03          $0.89          $0.78
                                                                           =======       ======        =======        =======

                                                                             Three Months Ended          Six Months Ended
                                                                           ----------------------      ----------------------
                                                                           June 30,      June 30,      June 30,      June 30,
                                                                             1994          1993          1994          1993
                                                                           --------     ----------     --------      --------
                                                                                (in thousands except per share amounts)
Primary Earnings Per Share -- Modified Treasury Stock Method

Income before extraordinary item and cumulative
  effect of accounting change                                              $14,841       $8,392        $29,486        $16,396
Accretion of discount on Class A Preferred Stock                                            (22)                          (44)
Accrued dividends on Class A Preferred Stock                                               (123)                         (246)
                                                                           -------       ------        -------        -------
Income before extraordinary item and cumulative
  effect of accounting change available for
  Common Stockholders                                                      $14,841       $8,247        $29,486        $16,106
Extraordinary item -- Loss on early retirement of debt                                   (7,490)                       (7,490)
Cumulative effect of change in method of accounting
  for income taxes                                                                                                     13,500
                                                                           -------       ------        -------        -------
Net Income Available for Common Stockholders                               $14,841         $757        $29,486        $22,116
                                                                           =======       ======        =======        =======

Weighted average Common shares outstanding during the period                33,511       28,931         33,285         26,615
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred
    (Common Stock Equivalent)                                                                                           1,750
Effect of Modified Treasury Stock Method:
  Assumed exercise of all options and warrants                               8,185       11,188          8,410         11,758
  Assumed repurchase of up to 20% of Common Stock outstanding               (3,414)      (4,484)        (3,406)        (5,065)
                                                                           -------       ------        -------        -------
Weighted Average Common and Common Equivalent Shares                        38,282       35,635         38,289         35,058
                                                                           =======       ======        =======        =======
Earnings per common and common equivalent share:
  Income before extraordinary item and cumulative
    effect of accounting change                                              $0.39        $0.23          $0.77          $0.46
  Extraordinary item -- Loss on early retirement of debt                                  (0.21)                        (0.21)
  Cumulative effect of change in method of accounting
    for income taxes                                                                                                     0.39
                                                                           -------       ------        -------        -------
    Net Income                                                               $0.39        $0.02          $0.77          $0.63
                                                                           =======       ======        =======        =======


Note 1: Under the Modified Treasury Stock Method, all proceeds assumed used for repurchase of up to 20% of Common Stock equivalents.

Note 2: Fully Diluted Earnings per share is represented by the same calculation as Modified Treasury Stock Method.

Note 3: Reported earnings per share were calculated using the Modified Treasury Stock Method.